UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 14, 2022

SPECTRUM BRANDS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-4219	74-1339132
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

SB/RH HOLDINGS, LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-192634-03	27-2812840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Deming Way
Middleton, Wisconsin 53562
(Address of principal executive offices)
(608) 275-3340
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Spectrum Brands Holdings, Inc.	☐
SB/RH Holdings, LLC	☐
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Spectrum Brands Holdings, Inc.	☐
SB/RH Holdings, LLC	☐
Securities registered pursuant to Section 12(b) of the Exchange Act:

Registrant	Title of Each Class	Trading Symbol	Name of Exchange On Which Registered
Spectrum Brands Holdings, Inc.	Common Stock, $0.01 par value	SPB	New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement
As previously disclosed, Spectrum Brands, Inc. (the “Company”) previously entered into a definitive Asset and Stock Purchase Agreement (the “Purchase Agreement”) with ASSA ABLOY AB (“ASSA”), pursuant to which, and subject to its terms and conditions, ASSA will acquire from the Company its hardware and home improvement business (the “Transaction”) for an aggregate purchase price of $4.3 billion in cash, subject to customary purchase price adjustments.
Pursuant to the Purchase Agreement either party may terminate the Purchase Agreement if the Transaction has not occurred on or prior to December 8, 2022 (the “End Date”). On July 14, 2022, the parties entered into an amendment to the Purchase Agreement (the “Amendment”) pursuant to which the End Date was extended to June 30, 2023. Except for the foregoing amendment to the End Date, the Purchase Agreement remains in full force and effect as written, including with respect to termination fees.
The Company continues to engage with antitrust regulators in the regulatory review of the Transaction and the extension is intended to provide the parties with additional time (to the extent needed) to satisfy the conditions related to receipt of governmental clearances. The parties are committed to closing the Transaction and the Company and ASSA both continue to expect that they will obtain all the required governmental clearances and will close the Transaction.
The foregoing description of the Amendment is not complete and is subject to, and qualified in its entirety by reference to, the Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and the terms of which are incorporated herein by reference. The Amendment has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or ASSA.
Cautionary Statement Regarding Forward-Looking Statements
Certain matters discussed in this report may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these statements by using words like “future,” “anticipate”, “intend,” “plan,” “estimate,” “believe,” “expect,” “project,” “forecast,” “could,” “would,” “should,” “will,” “may,” and similar expressions of future intent or the negative of such terms. These statements are based upon our current expectations of future events and projections and are subject to a number of risks and uncertainties, many of which are beyond our control and some of which may change rapidly, actual results or outcomes may differ materially from those expressed or implied herein, and you should not place undue reliance on these statements. Important factors that could cause our actual results to differ materially from those expressed or implied herein include, without limitation: (1) the ability to consummate the announced transaction on the expected terms and within the anticipated time period, or at all, which is dependent on the parties’ ability to satisfy certain closing conditions; (2) the risk that regulatory approvals that are required to complete the proposed transaction may not be received, may take longer than expected or may impose adverse conditions; (3) our ability to realize the expected benefits of such transaction; (4) the other risk factors set forth in the securities filings of Spectrum Brands Holdings, Inc. and SB/RH Holdings, LLC, including our fiscal 2021 Annual Report and subsequent Quarterly Reports on Form 10-Q.

Item 9.01  Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1
Amendment No. 1 to Asset and Stock Purchase Agreement, dated as of July 14, 2022 between Spectrum Brands, Inc. and ASSA ABLOY AB (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2022
SPECTRUM BRANDS HOLDINGS, INC.
SB/RH HOLDINGS, LLC

	By:	/s/ Ehsan Zargar
	Name:	Ehsan Zargar
	Title:	Executive Vice President, General Counsel and Corporate Secretary
2